UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2008

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2008, CoBiz Financial Inc. (the “Company”) entered into an amendment to the Revolving Credit Agreement with U.S. Bank National Association (the “Bank”), dated August 2, 2007.  The Revolving Credit Agreement and Revolving Credit Note, dated August 2, 2007, provided the Company with a revolving line of credit facility in the aggregate principal sum of up to $30,000,000 (the “Credit Facility”). The revolving Credit Agreement was amended to:

(i)	extend the term of the agreement for an additional one-year term from July 31, 2008 to July 30, 2009;

(ii)	increase the interest rate spread from one and fifteen hundredths percent (1.15%) to one and thirty-five hundredths percent (1.35%) per annum;

(iii)	provide for a Pledge Agreement to secure the Credit Facility with 100% of the issued and outstanding stock of CoBiz Bank, a subsidiary of the Company.

The proceeds from the Credit Facility will continue to be used for general corporate purposes, including without limitation, for working capital, acquisitions and equity repurchases.

At any time after the occurrence of an event of default under the Credit Facility, the Bank may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans to the Company under the Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Revolving Credit Agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/	Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer

Date:  August 6, 2008